Exhibit 99.h.3.a

November 15, 2017

State Street Bank and Trust Company

4 Copley Place, 5th Floor

Boston, MA  02116

Attention:  Fund Administration Legal Department

Re:  Aberdeen Funds—Fund Name Change

Ladies and Gentlemen:

Reference is made to the Sub-Administration Agreement between State Street Bank and Trust Company (the “Sub-Administrator”) and Aberdeen Asset Management Inc. (the “Administrator”) dated as of June 1, 2010, as amended and supplemented (the “Agreement”). This letter provides notice that the Board of Trustees approved changing the name of the Aberdeen Equity Long-Short Fund to “Aberdeen Focused U.S. Equity Fund” effective on November 15, 2017.

The foregoing change is reflected in the attached updated Schedule A to the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to Aberdeen Asset Management Inc. and retaining one for your records.

[signature page follows]

Sincerely,

ABERDEEN ASSET MANAGEMENT INC.

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Vice President

Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President

SUB-ADMINISTRATION AGREEMENT

Effective June 1, 2010

As amended effective November 15, 2017

SCHEDULE A

Listing of Funds

Fund Name	Classes of Shares
Aberdeen Focused U.S. Equity Fund (formerly, Aberdeen Equity Long-Short Fund)	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen U.S. Small Cap Equity Fund (formerly, Aberdeen Small Cap Fund)	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen China Opportunities Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen International Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Global Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Diversified Alternatives Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T

Fund Name	Classes of Shares
Aberdeen Dynamic Allocation Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Diversified Income Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Asia Bond Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Asia-Pacific (ex-Japan) Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Emerging Markets Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Global Unconstrained Fixed Income Fund (formerly, Aberdeen Global Fixed Income Fund)	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen International Small Cap Fund (formerly, Aberdeen Global Small Cap Fund)	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Tax-Free Income Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T

Fund Name	Classes of Shares
Aberdeen U.S. Multi-Cap Equity Fund (formerly, Aberdeen U.S. Equity Fund)	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Emerging Markets Debt Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Japanese Equities Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen U.S. Mid Cap Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T